First Internet Bancorp Reports Second Quarter 2022 Results

Highlights for the second quarter include:

•Quarterly net income of $9.5 million, compared to $11.2 million for the first quarter of 2022 and $13.1 million for the second quarter of 2021

•Quarterly diluted earnings per share of $0.99, compared to $1.14 for the first quarter of 2022 and $1.31 for the second quarter of 2021

•Quarterly adjusted net income of $10.3 million, or $1.06 per diluted share, when excluding nonrecurring expenses

•Loan growth of $201.3 million, a 7.0% increase from the first quarter of 2022 and a 4.2% increase from the second quarter of 2021

•Net interest margin and fully-taxable equivalent net interest margin increased 4 basis points (“bps”) and 5 bps, respectively, from the first quarter of 2022 to 2.60% and 2.74%, respectively

•Repurchased 294,464 shares at an average price of $37.77

Fishers, Indiana, July 20, 2022 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the second quarter ended June 30, 2022. Net income for the second quarter of 2022 was $9.5 million, or $0.99 diluted earnings per share. This compares to net income of $11.2 million, or $1.14 diluted earnings per share, for the first quarter of 2022, and net income of $13.1 million, or $1.31 diluted earnings per share, for the second quarter of 2021.

“Strong production in both our commercial and consumer lending businesses has driven our loan balances to an all-time high, fueling second quarter results and creating a revenue stream for future periods,” said David Becker, Chairman and Chief Executive Officer. “During the first half of 2022, portfolio loan origination yields were up 100 bps over the same time last year, allowing us to deploy existing liquidity and drive growth in net interest margin. Furthermore, loan pipelines remain healthy and we have maintained exceptional asset quality. We are well-positioned to capitalize on growth opportunities for the remainder of the year.”

Mr. Becker concluded, “To be ready to meet our current and future customers’ needs, it is imperative that we continue to attract and retain top talent. At First Internet Bank, we have long fostered a workplace culture that promotes innovation, collaboration and customer focus while supporting work-life balance. It was gratifying to be named one of the “Top Workplaces in Central Indiana” for the ninth consecutive year as a result of these efforts. As an employer of choice, we felt a responsibility to address the rapid rise in transportation, housing and food costs so our employees could devote their best mental energy to serving our customers. In the second quarter, we implemented a $20.00 minimum hourly wage for full-time employees across the company. Additionally, we paid a bonus to those employees most impacted by the current inflationary environment. These initiatives demonstrate we intend to stand behind our professionals, who stand up for our customers on a daily basis. I would like to thank the entire First Internet Bank team for their commitment and focus on executing our strategies and consistently delivering solid financial performance while providing an exceptional experience for our customers.”

Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2022 was $25.7 million, compared to $25.8 million for the first quarter of 2022, and $21.6 million for the second quarter of 2021. On a fully-taxable equivalent basis, net interest income for the second quarter of 2022 was $27.1 million, stable with the first quarter of 2022, and up compared to $23.0 million for the second quarter of 2021.

Total interest income for the second quarter of 2022 was $36.1 million, up slightly from the first quarter of 2022, and an increase of 8.2% compared to the second quarter of 2021. On a fully-taxable equivalent basis, total interest income for the second quarter of 2022 was $37.5 million, a slight increase from the first quarter of 2022, and an increase of 7.8% compared to the second quarter of 2021. Growth in interest income earned on the commercial and consumer loan portfolios, the securities portfolio and other earning assets essentially offset the decline in income earned on tax refund advance loans, which was primarily earned in the first quarter. The yield on average interest-earning assets for the second quarter of 2022 increased to 3.65% from 3.58% in the linked quarter due primarily to a 33 bp increase in the yield earned on securities and a 66 bp increase in the yield earned on other earning assets. Additionally, excluding the effect of tax refund advance loans, the yield on the loan portfolio increased 7 bps to 4.29%. Compared to the linked quarter, average loan balances increased $43.9 million, or 1.5%, while the average balance of securities decreased $28.3 million, or 4.4%, and the average balance of other earning assets decreased $133.7 million, or 29.3%. Excluding the effect of tax refund advance loans, average loan balances increased $101.2 million, or 3.5%.

Total interest expense for the second quarter of 2022 was $10.4 million, a slight increase compared to the first quarter of 2022, and a decrease of 11.4% compared to the second quarter of 2021. The increase in total interest expense compared to the linked quarter was due primarily to an increase in expense related to interest-bearing deposits, partially offset by lower expense paid on other borrowed funds.

During the second quarter of 2022, the average balance of interest-bearing deposits decreased $53.0 million, or 1.7%, compared to the first quarter of 2022 and the cost of these deposits increased 4 bps. The decrease in average interest-bearing deposit balances was due to the continued decline in average certificates and brokered deposit balances, which decreased $121.4 million, or 9.9%, during the quarter while the cost of these deposits increased 2 bps. Additionally, the average balance of money market accounts decreased $26.8 million, or 1.8%, compared to the first quarter of 2022 while the cost of these deposits increased 12 bps. This activity was partially offset by growth in average

Banking-as-a-Service (“BaaS”) deposit balances, which increased $59.1 million during the quarter, and in average interest-bearing demand balances, which increased $30.0 million.

Beginning in March and through June 30, 2022, the Federal Reserve increased the Fed Funds rate 150 bps. Through this same period, the Company did not increase the rate paid on consumer, small business and commercial interest-bearing demand deposits. With regard to money market products during this period, the rate paid on consumer money market balances increased 50 bps, resulting in a cycle-to-date deposit beta of 33%, and the rate paid on small business and commercial money market balances increased 30 bps, resulting in a cycle-to-date deposit beta of 20%. As small business and commercial balances represent 62% of total money market balances and consumer balances represent 38%, the all-in cycle-to-date deposit beta on money market products is 25%.

Net interest margin (“NIM”) improved to 2.60% for the second quarter of 2022, up from 2.56% for the first quarter of 2022 and 2.11% for the second quarter of 2021. Fully-taxable equivalent NIM (“FTE NIM”) increased by 5 bps to 2.74% for the second quarter of 2022, up from 2.69% for the first quarter of 2022 and 2.25% for the second quarter of 2021. Excluding the impact of income from tax refund advance loans, adjusted FTE NIM was 2.72%, up 31 bps from the prior quarter. The increase in adjusted FTE NIM compared to the linked quarter was driven primarily by the increase in average loan balances and yields, as well as higher yields on securities and other earning assets, partially offset by the effect of higher interest-bearing deposit costs.

Noninterest Income
Noninterest income for the second quarter of 2022 was $4.3 million, compared to $6.8 million for the first quarter of 2022 and $9.0 million for the second quarter of 2021. The decrease compared to the prior quarter was driven primarily by a decrease in gain on sale of loans, lower other income and lower revenue from mortgage banking activities. Gain on sale of loans totaled $2.0 million for the second quarter of 2022, down $1.9 million, or 49.2%. The Company sold single tenant lease financing loans in the first quarter of 2022, which provided $0.4 million in gain on sale revenue, whereas revenue in the second quarter of 2022 consisted entirely of gain on the sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans. The decrease in revenue related to SBA loan sales was due to a lower volume of sales as well as lower net gain on sale premiums. Other income declined $0.3 million, or 55.6%, due primarily to a decline in the value of fund investments carried at fair market value. Lastly, mortgage banking revenue totaled $1.7 million for the second quarter of 2022, down $0.2 million, or 8.7%, from the linked quarter due to a decrease in interest rate locks and sold loan volume.

Noninterest Expense
Noninterest expense for the second quarter of 2022 was $18.0 million, compared to $18.8 million for the first quarter of 2022 and $15.1 million for the second quarter of 2021. The decrease of $0.8 million, or 4.2%, compared to the linked quarter was due primarily to lower loan expenses, consulting and professional fees and other expense, partially offset by increases in salaries and employee benefits and marketing costs. The decrease in loan expenses was driven primarily by lower servicing fees as $0.9 million of fees related to tax refund advance loans were incurred in the first quarter of 2022 as opposed to a nominal amount of such fees in the second quarter of 2022. The decrease in consulting and professional fees was due primarily to $0.9 million of nonrecurring consulting fees that were incurred in the linked quarter. Additionally, the Company incurred $0.1 million of acquisition-related costs in the second quarter of 2022 versus $0.2 million of such costs in the first quarter of 2022. The decrease in other expense was due to administrative and moving costs incurred in the linked quarter. The higher salaries and employee benefits expense was due mainly to $0.5 million in a discretionary inflation bonus paid to certain employees and $0.3 million of accelerated equity compensation related to employees who retired during the quarter, partially offset by lower incentive compensation in the Company’s small business lending and mortgage banking divisions. The increase in marketing costs was due to higher media costs, mortgage lead generation costs and sponsorships.

Income Taxes
The Company reported an income tax expense of $1.3 million for the second quarter of 2022 and an effective tax rate of 11.8%, compared to an income tax expense of $1.8 million and an effective tax rate of 13.8% for the first quarter of 2022 and an income tax expense of $2.4 million and an effective tax rate of 15.4% for the second quarter of 2021. The lower effective tax rate reflects the decline in noninterest income, resulting in a higher proportion of tax exempt income to total pre-tax income.

Loans and Credit Quality
Total loans as of June 30, 2022 were $3.1 billion, an increase of $201.3 million, or 7.0%, compared to March 31, 2022, and an increase of $124.5 million, or 4.2%, compared to June 30, 2021. Total commercial loan balances were $2.4 billion as of June 30, 2022, an increase of $97.7 million, or 4.2%, compared to March 31, 2022 and an increase of $3.1 million, or 0.1%, compared to June 30, 2021. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in franchise finance, public finance, investor commercial real estate, single tenant lease financing and commercial and industrial loan balances. These items were partially offset by net payoffs in healthcare finance.

Total consumer loan balances were $594.0 million as of June 30, 2022, an increase of $105.2 million, or 21.5%, compared to March 31, 2022 and an increase of $127.6 million, or 27.3%, compared to June 30, 2021. The increase compared to the linked quarter was due to higher balances in the residential mortgage, recreational vehicles and trailers loan portfolios.

Total delinquencies 30 days or more past due were 0.06% of total loans as of June 30, 2022 compared to 0.03% as of March 31, 2022 and 0.07% as of June 30, 2021. Overall credit quality improved during the quarter as nonperforming loans to total loans was 0.15% as of June 30, 2022, compared to 0.25% at March 31, 2022 and 0.31% as of June 30, 2021. Nonperforming loans totaled $4.5 million at quarter end, declining $2.6 million, or 36.1%, from March 31, 2022.

The allowance for loan losses as a percentage of total loans was 0.95% as of June 30, 2022, both in total and when excluding PPP loans, compared to 0.98% in both categories as of March 31, 2022 and 0.95% and 0.96%, respectively, as of June 30, 2021.

Net charge-offs of $0.3 million were recognized during the second quarter of 2022, resulting in net charge-offs to average loans of 0.04%, compared to net charge-offs to average loans of 0.05% for the first quarter of 2022 and net charge-offs to average loans of 0.35% for the second quarter of 2021. Excluding net charge-off activity related to tax refund advance loans, the Company recognized net recoveries of $0.1 million, resulting in net recoveries to average loans of 0.01%, during the second quarter of 2022. This compares to net recoveries of $1.1 million and net recoveries to average loans of 0.16% during the first quarter of 2022.

The provision for loan losses in the second quarter of 2022 was $1.2 million, compared to a provision of $0.8 million for the first quarter of 2022 and a provision of $21,000 for the second quarter of 2021. The provision for the second quarter of 2022 was driven primarily by the growth in the loan portfolio.

Capital
As of June 30, 2022, total shareholders’ equity was $365.3 million, a decrease of $9.3 million, or 2.5%, compared to March 31, 2022 and an increase of $6.7 million, or 1.9%, compared to June 30, 2021. The decline in shareholders’ equity during the second quarter of 2022 was due primarily to stock repurchase activity and an increase in accumulated other comprehensive loss resulting from a decline in the value of the available-for-sale securities portfolio caused by the continued rise in interest rates during the quarter. This was partially offset by the net income earned during the quarter and an increase in the value of interest rate swaps classified as cash flow hedges. Book value per common share increased to $38.85 as of June 30, 2022, up from $38.69 as of March 31, 2022 and up from $36.39 as of June 30, 2021. Tangible book value per share increased to $38.35, up from $38.21 and up from $35.92, each as of the same reference dates.

In connection with its previously announced stock repurchase program, the Company repurchased 294,464 shares of its common stock during the second quarter of 2022 at an average price of $37.77 per share. Including shares repurchased during the first quarter of 2022 and fourth quarter of 2021, the Company has repurchased a total of 498,167 shares at an average price of $41.50 per share under the program through June 30, 2022.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of June 30, 2022.

	As of June 30, 2022
	Company	Bank

Total shareholders’ equity to assets	8.91%	10.50%
Tangible common equity to tangible assets [1]	8.81%	10.40%
Tier 1 leverage ratio [2]	9.45%	11.03%
Common equity tier 1 capital ratio [2]	12.55%	14.67%
Tier 1 capital ratio [2]	12.55%	14.67%
Total risk-based capital ratio [2]	16.85%	15.61%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, July 21, 2022 to discuss its quarterly financial results. The call can be accessed via telephone at (844) 200-6205; access code: 984774. A recorded replay can be accessed through August 20, 2022 by dialing (866) 813-9403; access code: 314161.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp First Internet Bancorp is a bank holding company with assets of $4.1 billion as of June 30, 2022. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, SBA financing, franchise finance, residential mortgage loans, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “ahead,” “anticipate,” “believe,” “capitalize,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “growth,” “help,” “hope,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “waiting on,” “well-positioned,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, healthcare finance and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisition, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, adjusted total interest income - FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, provision (benefit) for loan losses, excluding tax refund advance loans, average loans, excluding tax refund advance loans, net (recoveries) charge-offs to average loans, excluding tax refund advance loans, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted effective income tax rate, income before income taxes, excluding tax refund advance loans, income tax provision, excluding tax refund advance loans and net income, excluding tax refund advance loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income	$9,545	11,209	$13,096	$20,754	$23,546

Per share and share information
Earnings per share - basic	$0.99	$1.14	$1.32	$2.14	$2.37
Earnings per share - diluted	0.99	1.14	1.31	2.13	2.36
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	38.85	38.69	36.39	38.85	36.39
Tangible book value per common share [1]	38.35	38.21	35.92	38.35	35.92
Common shares outstanding	9,404,000	9,683,727	9,854,153	9,404,000	9,854,153
Average common shares outstanding:
Basic	9,600,383	9,790,122	9,932,761	9,694,729	9,916,087
Diluted	9,658,689	9,870,394	9,981,422	9,764,232	9,970,147
Performance ratios
Return on average assets	0.93%	1.08%	1.25%	1.01%	1.13%
Return on average shareholders' equity	10.23%	11.94%	14.88%	11.09%	13.78%
Return on average tangible common equity [1]	10.36%	12.09%	15.09%	11.23%	13.97%
Net interest margin	2.60%	2.56%	2.11%	2.58%	2.08%
Net interest margin - FTE [1,2]	2.74%	2.69%	2.25%	2.71%	2.21%
Capital ratios [3]
Total shareholders' equity to assets	8.91%	8.87%	8.53%	8.91%	8.53%
Tangible common equity to tangible assets [1]	8.81%	8.77%	8.43%	8.81%	8.43%
Tier 1 leverage ratio	9.45%	9.26%	8.70%	9.45%	8.70%
Common equity tier 1 capital ratio	12.55%	13.16%	12.23%	12.55%	12.23%
Tier 1 capital ratio	12.55%	13.16%	12.23%	12.55%	12.23%
Total risk-based capital ratio	16.85%	17.62%	15.51%	16.85%	15.51%
Asset quality
Nonperforming loans	$4,527	$7,084	$9,038	$4,527	$9,038
Nonperforming assets	4,550	7,085	10,338	4,550	10,338
Nonperforming loans to loans	0.15%	0.25%	0.31%	0.15%	0.31%
Nonperforming assets to total assets	0.11%	0.17%	0.25%	0.11%	0.25%
Allowance for loan losses to:
Loans	0.95%	0.98%	0.95%	0.95%	0.95%
Loans, excluding PPP loans [1]	0.95%	0.98%	0.96%	0.95%	0.96%
Nonperforming loans	644.0%	398.8%	310.5%	644.0%	310.5%
Net charge-offs to average loans	0.04%	0.05%	0.35%	0.05%	0.18%
Average balance sheet information
Loans	$2,998,144	$2,947,924	$2,994,356	$2,973,173	$3,020,987
Total securities	620,396	648,728	574,684	634,485	561,630
Other earning assets	322,302	455,960	509,735	388,760	478,065
Total interest-earning assets	3,962,589	4,080,725	4,100,749	4,021,330	4,087,255
Total assets	4,097,865	4,214,918	4,206,966	4,156,068	4,190,212
Noninterest-bearing deposits	108,980	112,248	98,207	110,605	94,506
Interest-bearing deposits	3,018,422	3,071,420	3,109,165	3,044,775	3,112,557
Total deposits	3,127,402	3,183,668	3,207,372	3,155,380	3,207,063
Shareholders' equity	374,274	380,767	352,894	377,504	344,478

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	June 30, 2022	March 31, 2022	June 30, 2021
Assets
Cash and due from banks	$6,155	$20,976	$4,347
Interest-bearing deposits	201,798	496,573	324,450
Securities available-for-sale, at fair value	425,489	465,288	663,519
Securities held-to-maturity, at amortized cost	185,113	163,370	65,659
Loans held-for-sale	31,580	33,991	27,587
Loans	3,082,127	2,880,780	2,957,608
Allowance for loan losses	(29,153)	(28,251)	(28,066)
Net loans	3,052,974	2,852,529	2,929,542
Accrued interest receivable	17,466	15,263	16,345
Federal Home Loan Bank of Indianapolis stock	25,219	25,219	25,650
Cash surrender value of bank-owned life insurance	39,369	39,133	38,421
Premises and equipment, net	70,288	68,632	44,249
Goodwill	4,687	4,687	4,687
Servicing asset	5,345	5,249	4,120
Other real estate owned	—	—	1,300
Accrued income and other assets	34,323	34,487	54,766
Total assets	$4,099,806	$4,225,397	$4,204,642

Liabilities
Noninterest-bearing deposits	$126,153	$119,196	$113,996
Interest-bearing deposits	3,025,948	3,098,783	3,092,151
Total deposits	3,152,101	3,217,979	3,206,147
Advances from Federal Home Loan Bank	464,925	514,923	514,919
Subordinated debt	104,381	104,306	69,871
Accrued interest payable	2,005	1,532	1,132
Accrued expenses and other liabilities	11,062	12,002	53,932
Total liabilities	3,734,474	3,850,742	3,846,001
Shareholders' equity
Voting common stock	204,071	214,473	222,486
Retained earnings	192,011	183,043	149,066
Accumulated other comprehensive loss	(30,750)	(22,861)	(12,911)
Total shareholders' equity	365,332	374,655	358,641
Total liabilities and shareholders' equity	$4,099,806	$4,225,397	$4,204,642

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income
Loans	$32,415	$33,188	$30,835	$65,603	$61,720
Securities - taxable	2,567	2,221	1,921	4,788	3,700
Securities - non-taxable	328	249	259	577	540
Other earning assets	796	376	362	1,172	697
Total interest income	36,106	36,034	33,377	72,140	66,657
Interest expense
Deposits	6,408	6,097	7,705	12,505	16,333
Other borrowed funds	4,018	4,187	4,065	8,205	8,192
Total interest expense	10,426	10,284	11,770	20,710	24,525
Net interest income	25,680	25,750	21,607	51,430	42,132
Provision for loan losses	1,185	791	21	1,976	1,297
Net interest income after provision for loan losses	24,495	24,959	21,586	49,454	40,835
Noninterest income
Service charges and fees	281	316	280	597	546
Loan servicing revenue	620	585	457	1,205	879
Loan servicing asset revaluation	(470)	(297)	(240)	(767)	(395)
Mortgage banking activities	1,710	1,873	2,674	3,583	8,424
Gain on sale of loans	1,952	3,845	3,019	5,797	4,742
Gain on sale of premises and equipment	—	—	2,523	—	2,523
Other	221	498	249	719	618
Total noninterest income	4,314	6,820	8,962	11,134	17,337
Noninterest expense
Salaries and employee benefits	10,832	9,878	9,232	20,710	18,724
Marketing, advertising and promotion	920	756	872	1,676	1,552
Consulting and professional fees	1,197	1,925	1,078	3,122	2,064
Data processing	490	449	382	939	844
Loan expenses	693	1,582	541	2,275	1,075
Premises and equipment	2,419	2,540	1,587	4,959	3,188
Deposit insurance premium	287	281	275	568	700
Other	1,147	1,369	1,108	2,516	2,245
Total noninterest expense	17,985	18,780	15,075	36,765	30,392
Income before income taxes	10,824	12,999	15,473	23,823	27,780
Income tax provision	1,279	1,790	2,377	3,069	4,234
Net income	$9,545	$11,209	$13,096	$20,754	$23,546

Per common share data
Earnings per share - basic	$0.99	$1.14	$1.32	$2.14	$2.37
Earnings per share - diluted	$0.99	$1.14	$1.31	$2.13	$2.36
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,019,891	$32,415	4.31%	$2,976,037	$33,188	4.52%	$3,016,330	$30,835	4.10%
Securities - taxable	543,422	2,567	1.89%	567,776	2,221	1.59%	490,634	1,921	1.57%
Securities - non-taxable	76,974	328	1.71%	80,952	249	1.25%	84,050	259	1.24%
Other earning assets	322,302	796	0.99%	455,960	376	0.33%	509,735	362	0.28%
Total interest-earning assets	3,962,589	36,106	3.65%	4,080,725	36,034	3.58%	4,100,749	33,377	3.26%
Allowance for loan losses	(28,599)			(27,974)			(30,348)
Noninterest-earning assets	163,875			162,167			136,565
Total assets	$4,097,865			$4,214,918			$4,206,966

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$348,274	$466	0.54%	$318,281	$412	0.52%	$192,777	$143	0.30%
Savings accounts	66,657	68	0.41%	60,616	53	0.35%	55,811	49	0.35%
Money market accounts	1,427,665	1,921	0.54%	1,454,436	1,503	0.42%	1,416,406	1,462	0.41%
BaaS - brokered deposits	71,234	154	0.87%	12,111	6	0.20%	—	—	0.00%
Certificates and brokered deposits	1,104,592	3,799	1.38%	1,225,976	4,123	1.36%	1,444,171	6,051	1.68%
Total interest-bearing deposits	3,018,422	6,408	0.85%	3,071,420	6,097	0.81%	3,109,165	7,705	0.99%
Other borrowed funds	583,553	4,018	2.76%	619,191	4,187	2.74%	584,751	4,065	2.79%
Total interest-bearing liabilities	3,601,975	10,426	1.16%	3,690,611	10,284	1.13%	3,693,916	11,770	1.28%
Noninterest-bearing deposits	108,980			112,248			98,207
Other noninterest-bearing liabilities	12,636			31,292			61,949
Total liabilities	3,723,591			3,834,151			3,854,072
Shareholders' equity	374,274			380,767			352,894
Total liabilities and shareholders' equity	$4,097,865			$4,214,918			$4,206,966

Net interest income		$25,680			$25,750			$21,607

Interest rate spread			2.49%			2.45%			1.98%
Net interest margin			2.60%			2.56%			2.11%
Net interest margin - FTE [2,3]			2.74%			2.69%			2.25%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,998,085	$65,603	4.41%	$3,047,560	$61,720	4.08%
Securities - taxable	555,533	4,788	1.74%	476,049	3,700	1.57%
Securities - non-taxable	78,952	577	1.47%	85,581	540	1.27%
Other earning assets	388,760	1,172	0.61%	478,065	697	0.29%
Total interest-earning assets	4,021,330	72,140	3.62%	4,087,255	66,657	3.29%
Allowance for loan losses	(28,288)			(30,117)
Noninterest-earning assets	163,026			133,074
Total assets	$4,156,068			$4,190,212

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$333,361	$878	0.53%	$186,795	$276	0.30%
Savings accounts	63,653	121	0.38%	50,950	89	0.35%
Money market accounts	1,440,976	3,425	0.48%	1,393,145	2,853	0.41%
BaaS - brokered deposits	41,836	160	0.77%	—	—	0.00%
Certificates and brokered deposits	1,164,949	7,921	1.37%	1,481,667	13,115	1.78%
Total interest-bearing deposits	3,044,775	12,505	0.83%	3,112,557	16,333	1.06%
Other borrowed funds	601,274	8,205	2.75%	584,268	8,192	2.83%
Total interest-bearing liabilities	3,646,049	20,710	1.15%	3,696,825	24,525	1.34%
Noninterest-bearing deposits	110,605			94,506
Other noninterest-bearing liabilities	21,910			54,403
Total liabilities	3,778,564			3,845,734
Shareholders' equity	377,504			344,478
Total liabilities and shareholders' equity	$4,156,068			$4,190,212

Net interest income		$51,430			$42,132

Interest rate spread			2.47%			1.95%
Net interest margin			2.58%			2.08%
Net interest margin - FTE [2,3]			2.71%			2.21%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	June 30, 2022		March 31, 2022		June 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$110,540	3.6%	$99,808	3.5%	$96,203	3.3%
Owner-occupied commercial real estate	61,277	2.0%	56,752	2.0%	87,136	2.9%
Investor commercial real estate	52,648	1.7%	34,627	1.2%	28,871	1.0%
Construction	143,475	4.7%	149,662	5.2%	117,970	4.0%
Single tenant lease financing	867,181	28.1%	852,519	29.6%	913,115	30.9%
Public finance	613,759	19.9%	587,817	20.4%	612,138	20.7%
Healthcare finance	317,180	10.3%	354,574	12.3%	455,890	15.3%
Small business lending	102,724	3.3%	97,040	3.4%	123,293	4.2%
Franchise finance	168,942	5.5%	107,246	3.7%	—	0.0%
Total commercial loans	2,437,726	79.1%	2,340,045	81.3%	2,434,616	82.3%

Consumer loans
Residential mortgage	281,124	9.1%	191,153	6.6%	177,148	6.0%
Home equity	19,928	0.6%	18,100	0.6%	17,510	0.6%
Trailers	154,555	5.0%	148,870	5.2%	148,795	5.0%
Recreational vehicles	105,876	3.4%	93,458	3.2%	91,030	3.1%
Other consumer loans	32,524	1.2%	28,002	1.0%	31,971	1.1%
Tax refund advance loans	—	0.0%	9,177	0.3%	—	0.0%
Total consumer loans	594,007	19.3%	488,760	16.9%	466,454	15.8%

Net deferred loan fees, premiums, discounts and other [1]	50,394	1.6%	51,975	1.8%	56,538	1.9%

Total loans	$3,082,127	100.0%	$2,880,780	100.0%	$2,957,608	100.0%

	June 30, 2022		March 31, 2022		June 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$126,153	4.0%	$119,197	3.7%	$113,996	3.6%
Interest-bearing demand deposits	350,551	11.1%	334,723	10.4%	196,841	6.1%
Savings accounts	65,365	2.1%	66,320	2.1%	56,298	1.8%
Money market accounts	1,363,424	43.3%	1,475,857	45.8%	1,432,355	44.6%
BaaS - brokered deposits	194,133	6.2%	50,006	1.6%	—	0.0%
Certificates of deposits	800,598	25.3%	889,789	27.6%	1,087,350	33.9%
Brokered deposits	251,877	8.0%	282,087	8.8%	319,307	10.0%
Total deposits	$3,152,101	100.0%	$3,217,979	100.0%	$3,206,147	100.0%

1 Includes carrying value adjustments of $35.4 million, $36.4 million and $40.4 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Total equity - GAAP	$365,332	$374,655	$358,641	$365,332	$358,641
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$360,645	$369,968	$353,954	$360,645	$353,954

Total assets - GAAP	$4,099,806	$4,225,397	$4,204,642	$4,099,806	$4,204,642
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,095,119	$4,220,710	$4,199,955	$4,095,119	$4,199,955

Common shares outstanding	9,404,000	9,683,727	9,854,153	9,404,000	9,854,153

Book value per common share	$38.85	$38.69	$36.39	$38.85	$36.39
Effect of goodwill	(0.50)	(0.48)	(0.47)	(0.50)	(0.47)
Tangible book value per common share	$38.35	$38.21	$35.92	$38.35	$35.92

Total shareholders' equity to assets	8.91%	8.87%	8.53%	8.91%	8.53%
Effect of goodwill	(0.10%)	(0.10%)	(0.10%)	(0.10%)	(0.10%)
Tangible common equity to tangible assets	8.81%	8.77%	8.43%	8.81%	8.43%

Total average equity - GAAP	$374,274	$380,767	$352,894	$377,504	$344,478
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$369,587	$376,080	$348,207	$372,817	$339,791

Return on average shareholders' equity	10.23%	11.94%	14.88%	11.09%	13.78%
Effect of goodwill	0.13%	0.15%	0.21%	0.14%	0.19%
Return on average tangible common equity	10.36%	12.09%	15.09%	11.23%	13.97%

Total interest income	$36,106	$36,034	$33,377	$72,140	$66,657
Adjustments:
Fully-taxable equivalent adjustments [1]	1,377	1,314	1,394	2,691	2,750
Total interest income - FTE	$37,483	$37,348	$34,771	$74,831	$69,407

Total interest income - FTE	$37,483	$37,348	$34,771	$74,831	$69,407
Adjustments:
Income from tax refund advance loans	(149)	(2,864)	—	(3,013)	—
Adjusted total interest income - FTE	$37,334	$34,484	$34,771	$71,818	$69,407

Net interest income	$25,680	$25,750	$21,607	$51,430	$42,132
Adjustments:
Fully-taxable equivalent adjustments [1]	1,377	1,314	1,394	2,691	2,750
Net interest income - FTE	$27,057	$27,064	$23,001	$54,121	$44,882

Net interest income	$25,680	$25,750	$21,607	$51,430	$42,132
Adjustments:
Income from tax refund advance loans	(149)	(2,864)	—	(3,013)	—
Adjusted net interest income	$25,531	$22,886	$21,607	$48,417	$42,132

Net interest income	$25,680	$25,750	$21,607	$51,430	$42,132
Adjustments:
Fully-taxable equivalent adjustments [1]	1,377	1,314	1,394	2,691	2,750
Income from tax refund advance loans	(149)	(2,864)	—	(3,013)	—
Adjusted net interest income - FTE	$26,908	$24,200	$23,001	$51,108	$44,882
[1] Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net interest margin	2.60%	2.56%	2.11%	2.58%	2.08%
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.13%	0.14%	0.13%	0.13%
Net interest margin - FTE	2.74%	2.69%	2.25%	2.71%	2.21%

Net interest margin	2.60%	2.56%	2.11%	2.58%	2.08%
Effect of income from tax refund advance loans	(0.02%)	(0.28%)	0.00%	(0.15%)	0.00%
Adjusted net interest margin	2.58%	2.28%	2.11%	2.43%	2.08%

Net interest margin	2.60%	2.56%	2.11%	2.58%	2.08%
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.13%	0.14%	0.13%	0.13%
Effect of income from tax refund advance loans	(0.02%)	(0.28%)	0.00%	(0.15%)	0.00%
Adjusted net interest margin - FTE	2.72%	2.41%	2.25%	2.56%	2.21%

Provision for loan losses	$1,185	$791	$21	$1,976	$1,297
Adjustments:
Provision for tax refund advance loans losses	(18)	(1,842)	—	(1,860)	—
Provision (benefit) for loan losses, excluding tax refund advance loans	$1,167	$(1,051)	$21	$116	$1,297

Average loans	$2,998,144	$2,947,924	$2,994,356	$2,973,173	$3,020,987
Adjustments:
Average tax refund advance loans	(3,185)	(60,499)	—	(29,096)	—
Average loans, excluding tax refund advance loans	$2,994,959	$2,887,425	$2,994,356	$2,944,077	$3,020,987

Net charge-offs to average loans	0.04%	0.05%	0.35%	0.05%	0.18%
Adjustments:
Effect of tax refund advance lending net charge-offs to average loans	(0.05%)	(0.21%)	0.00%	(0.13)%	0.00%
Net (recoveries) charge-offs to average loans, excluding tax refund advance loans	(0.01%)	(0.16%)	0.35%	(0.08)%	0.18%

Allowance for loan losses	$29,153	$28,251	$28,066	$29,153	$28,066

Loans	$3,082,127	$2,880,780	$2,957,608	$3,082,127	$2,957,608
Adjustments:
PPP loans	(194)	(1,003)	(39,682)	(194)	(39,682)
Loans, excluding PPP loans	$3,081,933	$2,879,777	$2,917,926	$3,081,933	$2,917,926

Allowance for loan losses to loans	0.95%	0.98%	0.95%	0.95%	0.95%
Effect of PPP loans	0.00%	0.00%	0.01%	0.00%	0.01%
Allowance for loan losses to loans, excluding PPP loans	0.95%	0.98%	0.96%	0.95%	0.96%
1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Noninterest expense - GAAP	$17,985	$18,780	$15,075	$36,765	$30,392
Adjustments:
Acquisition-related expenses	(103)	(170)	—	(273)	—
Nonrecurring consulting fee	—	(875)	—	(875)	—
Discretionary inflation bonus	(531)	—	—	(531)	—
Accelerated equity compensation	(289)	—	—	(289)	—
Adjusted noninterest expense	$17,062	$17,735	$15,075	$34,797	$30,392

Income before income taxes - GAAP	$10,824	$12,999	$15,473	$23,823	$27,780
Adjustments:
Gain on sale of premises and equipment	—	—	(2,523)	—	(2,523)
Acquisition-related expenses	103	170	—	273	—
Nonrecurring consulting fee	—	875	—	875	—
Discretionary inflation bonus	531	—	—	531	—
Accelerated equity compensation	289	—	—	289	—
Adjusted income before income taxes	$11,747	$14,044	$12,950	$25,791	$25,257

Income tax provision - GAAP	$1,279	$1,790	$2,377	$3,069	$4,234
Adjustments:[1]
Gain on sale of premises and equipment	—	—	(530)	—	(530)
Acquisition-related expenses	21	36	—	57	—
Nonrecurring consulting fee	—	184	—	184	—
Discretionary inflation bonus	112	—	—	112	—
Accelerated equity compensation	61	—	—	61	—
Adjusted income tax provision	$1,473	$2,010	$1,847	$3,483	$3,704

Net income - GAAP	$9,545	$11,209	$13,096	$20,754	$23,546
Adjustments:
Gain on sale of premises and equipment	—	—	(1,993)	—	(1,993)
Acquisition-related expenses	82	134	—	216	—
Nonrecurring consulting fee	—	691	—	691	—
Discretionary inflation bonus	419	—	—	419	—
Accelerated equity compensation	228	—	—	228	—
Adjusted net income	$10,274	$12,034	$11,103	$22,308	$21,553

Diluted average common shares outstanding	9,658,689	9,870,394	9,981,422	9,764,232	9,970,147

Diluted earnings per share - GAAP	$0.99	$1.14	$1.31	$2.13	$2.36
Adjustments:
Effect of gain on sale of premises and equipment	—	—	(0.20)	—	(0.20)
Effect of acquisition-related expenses	0.01	0.01	—	0.02	—
Effect of nonrecurring consulting fee	—	0.07	—	0.07	—
Effect of discretionary inflation bonus	0.04	—	—	0.04	—
Effect of accelerated equity compensation	0.02	—	—	0.02	—
Adjusted diluted earnings per share	$1.06	$1.22	$1.11	$2.28	$2.16

Return on average assets	0.93%	1.08%	1.25%	1.01%	1.13%
Effect of gain on sale of premises and equipment	0.00%	0.00%	(0.19%)	0.00%	(0.09%)
Effect of acquisition-related expenses	0.01%	0.01%	0.00%	0.01%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.07%	0.00%	0.03%	0.00%
Effect of discretionary inflation bonus	0.04%	0.00%	0.00%	0.02%	0.00%
Effect of accelerated equity compensation	0.02%	0.00%	0.00%	0.01%	0.00%
Adjusted return on average assets	1.00%	1.16%	1.06%	1.08%	1.04%
[1]Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Return on average shareholders' equity	10.23%	11.94%	14.88%	11.09%	13.78%
Effect of gain on sale of premises and equipment	0.00%	0.00%	(2.26%)	0.00%	(1.16%)
Effect of acquisition-related expenses	0.09%	0.14%	0.00%	0.12%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.74%	0.00%	0.37%	0.00%
Effect of discretionary inflation bonus	0.45%	0.00%	0.00%	0.22%	0.00%
Effect of accelerated equity compensation	0.24%	0.00%	0.00%	0.12%	0.00%
Adjusted return on average shareholders' equity	11.01%	12.82%	12.62%	11.92%	12.62%

Return on average tangible common equity	10.36%	12.09%	15.09%	11.23%	13.97%
Effect of gain on sale of premises and equipment	0.00%	0.00%	(2.30%)	0.00%	(1.18%)
Effect of acquisition-related expenses	0.09%	0.14%	0.00%	0.12%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.75%	0.00%	0.37%	0.00%
Effect of discretionary inflation bonus	0.45%	0.00%	0.00%	0.23%	0.00%
Effect of accelerated equity compensation	0.25%	0.00%	0.00%	0.12%	0.00%
Adjusted return on average tangible common equity	11.15%	12.98%	12.79%	12.07%	12.79%

Effective income tax rate	11.8%	13.8%	15.4%	12.9%	15.2%
Effect of gain on sale of premises and equipment	0.0%	0.0%	(1.1%)	0.0%	(0.5%)
Effect of acquisition-related expenses	0.2%	0.3%	0.0%	0.2%	0.0%
Effect of nonrecurring consulting fee	0.0%	1.3%	0.0%	0.7%	0.0%
Effect of discretionary inflation bonus	1.0%	0.0%	0.0%	0.5%	0.0%
Effect of accelerated equity compensation	0.6%	0.0%	0.0%	0.3%	0.0%
Adjusted effective income tax rate	13.6%	15.4%	14.3%	14.6%	14.7%

Income before income taxes - GAAP	$10,824	$12,999	$15,473	$23,823	$27,780
Adjustments:
Income from tax refund advance lending	(149)	(2,864)	—	(3,013)	—
Provision for tax refund advance lending losses	18	1,842	—	1,860	—
Tax refund advance lending servicing fee	9	921	—	930	—
Income before income taxes, excluding tax refund advance loans	$10,702	$12,898	$15,473	$23,600	$27,780

Income tax provision - GAAP	$1,279	$1,790	$2,377	$3,069	$4,234
Adjustments:[1]
Income from tax refund advance lending	(31)	(601)	—	(633)	—
Provision for tax refund advance lending losses	4	387	—	391	—
Tax refund advance lending servicing fee	2	193	—	195	—
Income tax provision, excluding tax refund advance loans	$1,254	$1,769	$2,377	$3,022	$4,234

Net Income - GAAP	$9,545	$11,209	$13,096	$20,754	$23,546
Adjustments:
Income from tax refund advance lending	(118)	(2,263)	—	(2,380)	—
Provision for tax refund advance lending losses	14	1,455	—	1,469	—
Tax refund advance lending servicing fee	7	728	—	735	—
Net income, excluding tax refund advance loans	$9,448	$11,129	$13,096	$20,578	$23,546
1Assuming a 21% tax rate